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                                                         EXHIBIT 5

                         South Carolina Electric & Gas Company
                                 1426 Main Street
                            Columbia, South Carolina  29201



                                                April 10, 1997



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Gentlemen:


     South Carolina Electric & Gas Company (the "Company") has filed with the Securities and Exchange Commission a Registration Statement on Form S-3 for the registration under the Securities Act of 1933, as amended, of a proposed public offering of 1,000,000 shares of the Company's Cumulative Preferred Stock, $100 par value per share (the "Stock").

     I am familiar with the preparation of the aforesaid Registration Statement and the preliminary Prospectus and Prospectus Supplement forming a part thereof and am familiar with the proceedings of the Company in connection with the proposed issuance and sale of the Stock. I have also made such further investigation as I have deemed pertinent and necessary as a basis for this opinion.

     Based on the foregoing, I hereby advise you that it is my opinion, upon (a) the aforesaid Registration Statement, as it may be amended, becoming effective; (b) the filing of articles of amendment setting forth the relative rights, preferences and limitations with respect to the Stock with the Office of the Secretary of State of South Carolina; and (c) the due execution, registration and delivery of the Stock to the purchaser or purchasers thereof against receipt of the purchase price therefor; the Stock will have been duly authorized and legally and validly issued and will be fully paid and non-assessable.

    I hereby consent to the use of this opinion in connection with the aforesaid Registration Statement and I also consent to the making of the statements with reference to me under the heading "Legal Opinions" in the aforesaid Prospectus and Registration Statement.

                                     Very truly yours,


                                     s/H. T. Arthur
                                     H. T. Arthur
                                     General Counsel




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